Exhibit (i)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinions of counsel regarding Fidelity Discovery Fund, Fidelity Fifty, Fidelity Fund and Fidelity Growth & Income II Portfolio of Fidelity Hastings Street Trust (the "Trust"), filed as part of this Post-Effective Amendment No. 112 to the Trust's Registration Statement on Form N-1A (File Nos. 002-11517 and 811-00215) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 110 to the Registration Statement.

Very truly yours,

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

August 25, 2005